Exhibit 99.2
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Members of
Snowflake White Mountain Power, LLC; Renegy, LLC;
and Renegy Trucking, LLC
We have audited the accompanying combined balance sheet of Snowflake White Mountain Power, LLC; Renegy, LLC; and Renegy Trucking, LLC (collectively, the “Company,” a development stage company), at December 31, 2006 and the related combined statements of operations, members’ equity and cash flows for each of the two years in the period ended December 31, 2006 and for the period from September 1, 2004 (inception) through December 31, 2006. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate for the circumstances, but not for the purpose of expressing an opinion on the adequacy of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Snowflake White Mountain Power, LLC; Renegy, LLC; and Renegy Trucking, LLC (collectively a development stage company) at December 31, 2006 and the combined results of their operations and their cash flows for each of the two years in the period ended December 31, 2006 and for the period from September 1, 2004 (inception) through December 31, 2006, in conformity with U.S. generally accepted accounting principles.
/s/ Ernst & Young LLP
June 27, 2007
Phoenix, Arizona

Snowflake White Mountain Power, LLC; Renegy, LLC; and
Renegy Trucking, LLC (A Development Stage Company)
Combined Statements of Operations
(in thousands)

			Period from
	Years Ended		September 1, 2004
	December 31,		(Inception) through
	2006	2005	December 31, 2006

Sales	$1,895	$1,044	$2,939
Costs of goods sold	3,983	2,177	6,160

Gross profit (loss)	(2,088)	(1,133)	(3,221)

Operating expenses:
Selling, general and administrative	1,056	479	1,542
Loss on sale of property, plant and equipment	241	—	241

Operating loss	(3,385)	(1,612)	(5,004)

Other income (expense):
Change in fair value of hedge instruments	(3,525)	—	(3,525)
Interest expense	(389)	(30)	(419)
Interest income	264	—	264
Other, net	235	2	237

Total other expense	(3,415)	(28)	(3,443)

Net loss	$(6,800)	$(1,640)	$(8,447)

See accompanying notes.

Snowflake White Mountain Power, LLC; Renegy, LLC; and
Renegy Trucking, LLC (A Development Stage Company)
Combined Balance Sheets
(in thousands)

as of December 31,
2006
Assets
Current assets:
Cash	$31
Restricted cash	27,885
Accounts receivable, net	101
Inventories	5,227
Other current assets	248

Total current assets	33,492

Property, plant and equipment, net	24,223
Deferred financing costs and other assets, net	2,881

Total assets	$60,596

Liabilities and members’ equity
Current liabilities:
Accounts payable	$2,524
Accrued payroll and benefits	146
Accrued liabilities and other	386
Lines of credit	—
Current portion of long-term debt	35

Total current liabilities	3,091

Fair value of hedge instruments	3,525
Long-term debt, net of current portion	41,798

Total liabilities	48,414

Members’ equity	12,182

Total liabilities and members’ equity	$60,596

See accompanying notes.

Snowflake White Mountain Power, LLC; Renegy, LLC; and
Renegy Trucking, LLC (A Development Stage Company)
Combined Statements of Changes in Members’ Equity
(in thousands)

	Managing Member
	(Snowflake White		Renegy
	Mountain Power, LLC)	(Renegy, LLC)	Trucking, LLC)	Total

Members’ equity at September 1, 2004 (inception)	$—	$—	$—	$—
Net assets contributed, including cash	132	122	17	271
Net loss	(1)	(6)	—	(7)

Members’ equity (deficit) at December 31, 2004	131	116	17	264
Net assets contributed including cash	2,500	4,591	570	7,661
Net loss	(20)	(1,044)	(576)	(1,640)

Members’ equity (deficit) at December 31, 2005	2,611	3,663	11	6,285
Net assets contributed, including cash	4,939	4,779	1,342	11,060
Conversion of debt to members’ equity	—	1,000	637	1,637
Net loss	(3,882)	(1,556)	(1,362)	(6,800)

Members’ equity (deficit) at December 31, 2006	$3,668	$7,886	$628	$12,182

See accompanying notes.

Snowflake White Mountain Power, LLC; Renegy, LLC; and
Renegy Trucking, LLC (A Development Stage Company)
Combined Statements of Cash Flows
(in thousands)

			Period from
			September 1, 2004
	Years Ended December 31,		(Inception) through
	2006	2005	December 31, 2006
Operating activities
Net loss	$(6,800)	$(1,640)	$(8,447)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	748	392	1,146
Amortization	45	—	46
Change in fair value of hedge instruments	3,525	—	3,525
Loss on sale of property, plant and equipment	241	—	241
Changes in operating assets and liabilities:
Accounts receivable	(34)	(67)	(101)
Inventories	(3,183)	(2,043)	(5,227)
Other current assets	(212)	(21)	(248)
Accounts payable	(258)	310	329
Accrued expenses	293	240	532

Net cash used in operating activities	(5,635)	(2,829)	(8,204)

Investing activities
Purchases of restricted cash investments	(79,536)	—	(79,536)
Proceeds from sale of restricted cash investments	51,651	—	51,651
Purchases of property, plant and equipment	(16,616)	(6,605)	(23,751)
Proceeds from sale of property, plant and equipment	336	—	336

Net cash used in investing activities	(44,165)	(6,605)	(51,300)

Financing activities
Proceeds from line of credit	—	1,000	1,000
Unrestricted proceeds — Solid Waste Disposal Revenue Bonds	39,250	—	39,250
Proceeds from notes payable	2,588	1,245	3,720
Repayments on notes payable	(147)	(465)	(500)
Payments of deferred financing costs	(2,927)	—	(2,927)
Contributions from members	11,060	7,661	18,992

Net cash provided by financing activities	49,824	9,441	59,535

Net change in cash	24	7	31
Cash, beginning of period	7	—	—

Cash, end of period	$31	$7	$31

Supplemental cash flows information
Cash paid for interest, net of amounts capitalized	$282	$30	$312

Supplemental disclosures of noncash investing and financing activities
Purchases of property, plant and equipment	$2,190	$277	$2,196

Reclassification of debt to equity	$1,637	$—	$1,637

See accompanying notes.

Snowflake White Mountain Power, LLC; Renegy, LLC; and Renegy Trucking, LLC
(A Development Stage Company)
Notes to Combined Financial Statements
For the Years Ended December 31, 2006 and 2005
Note 1. Description of Business
Formation and Operations of the Company. The accompanying financial statements include the combined operations of the following entities: Snowflake White Mountain Power, LLC (“SWMP”); Renegy, LLC (“Renegy”); and Renegy Trucking, LLC (“Renegy Trucking”) each an Arizona limited liability company (collectively, A Development Stage Company, and the “Company”). New Mexico and Arizona Land Company, LLC owns 100% of Renegy and Renegy Trucking. Stone Axe Power Ranch, LLC (a wholly-owned subsidiary of New Mexico and Arizona Land Company, LCC) owns 100% of SWMP. Each is organized to run in perpetuity or until terminated by the Board of Managers, and only one class of membership exists for each of the entities presented. The Companies are combined for the financial presentation as it is the intent of management to merge these entities with Catalytica Energy Systems, Inc., which is described in more detail in Note 13.
Description of Business. SWMP is constructing a 24 megawatt biomass generating facility (“Biomass Facility”) near Snowflake, Arizona, to meet its electric power generation obligations under 15- and 20-year power purchase agreements (“PPAs”) with Arizona Public Service (“APS”) and Salt River Project (“SRP”). Renegy has commenced operations to provide fuel for the Biomass Facility from green forest thinning, burned forest rehabilitation, and waste material from existing saw mills and other sources in the region. Renegy also provides saw timber to lumber companies. Renegy Trucking hauls saw logs and biomass fuel in support of the Company’s operations. The Company is presented as a Development Stage Company as it is in the construction phase of its biomass generating power plant and planned principal operations have not commenced. The Company expects to exit the development stage during 2008 upon completion of the Biomass Facility and commencement of electric power generation and sales.
Note 2. Significant Accounting Policies
Principles of Consolidation and Combination. The combined financial statements include the accounts of SWMP, Renegy, and Renegy Trucking. All material inter-company accounts and transactions have been eliminated in combination. All inter-company transactions were conducted at arms length in the opinion of the managements of the Companies except as disclosed in Note 10. The combined financial statements are presented as a pooling of interests in accordance with AICPA Practice Bulletin 14, “Accounting and Reporting by Limited Liability Companies and Limited Liability Partnerships.”
Use of Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the combined financial statements and accompanying notes. Actual results could differ from those estimates.
Concentration of Credit Risk. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash equivalents, restricted cash, and receivables. The Company maintains its cash balances in the form of cash deposits in bank checking accounts and money market funds. Cash deposits in excess of amounts insured by the Federal Deposit Insurance Corporation are exposed to risk of loss in the event of nonperformance by the financial institution. The Company periodically maintains cash deposits with financial institutions in excess of insured limits. Restricted cash is invested primarily in money market funds. The Company performs ongoing credit evaluations of its customers and regularly monitors customer balances to minimize the risk of loss.
Sales to one customer constituted 50% and 71% of the Company’s revenue in 2006 and 2005, respectively. Revenue from this customer was approximately $0.9 million and $0.4 million in 2006 and 2005, respectively.

The Company expects to receive substantially all of its future revenues from PPAs with SRP and APS, estimated to begin in 2008 when the biomass generating facility commences operations.
One customer accounted for approximately 61% of the Company’s net trade accounts receivable at December 31, 2006.
The Company has no off-balance sheet concentrations of credit risk, such as foreign exchange contracts, options contracts or other foreign hedging arrangements.
Fair Value of Financial Instruments. The Company has the following financial instruments: accounts receivable, accounts payable, accrued salaries and incentives, other accrued expenses, notes payable, and long-term debt. The carrying value of accounts receivable, accounts payable, accrued salaries and incentives, and other accrued expenses, approximates their fair value based on the liquidity of these financial instruments or based on their short-term nature. The carrying value of notes payable and long-term debt approximates fair value based on the market interest rates available to the Company for debt of similar risk and maturities.
Derivative Financial Instruments. In accordance with Statement of Financial Accounting Standard (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and its amendments in SFAS Nos. 137, 139, and 149, the Company is required to measure all derivative instruments at fair value and to recognize all derivative instruments in its statement of financial position as either assets or liabilities depending on the rights or obligations under the contracts. Changes in fair value resulting in a gain or loss on a derivative instrument not designated as a hedging instrument are recognized currently in earnings. The effective portion of a gain or loss on a derivative instrument designated and qualifying as a cash flow hedging instrument is reported as a component of other comprehensive income. As of December 31, 2006, the Company has two interest rate swaps to assist in management of the cost of debt, which are described more fully in Note 7. These interest rate swaps do not qualify for accounting treatment as cash flow hedges in accordance with SFAS No. 133, as the Company did not elect for this accounting treatment at inception of the interest rate swap arrangements. Therefore, any changes in their fair values are recognized in current earnings.
Cash Equivalents and Restricted Cash. The Company considers all unrestricted cash accounts and highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents. Restricted cash consists of funds borrowed pursuant to Solid Waste Disposal Revenue Bonds, restricted for the construction of the Biomass Facility and procurement of related fuel and timber. Funds are released for use by the Company based on approved payment requests and lien releases from contractors with signed contracts to work on the project. The Company had $27.9 million restricted cash balances at December 31, 2006. The Company expects to utilize all restricted cash for the construction of its biomass generating power plant during fiscal 2008.
Accounts Receivables and Allowances. Trade accounts receivable are recorded at the gross sales price of products sold to customers on trade credit terms. The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. This allowance is based on specific customer account reviews and historical collection experience. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The following table summarizes the activity for the allowance for doubtful amounts on all accounts receivable (in thousands):

For the	Beginning		(Write-offs)/	Ending
Year Ended	Balance	Provision	Recoveries	Balance

2006	—	29	(15)	14

Deferred Financing Costs. The Company incurred debt issuance costs of approximately $2.9 million related to its project debt financing which is being amortized over the life of the related debt using the straight-line method. Amortization expense recorded during fiscal 2006 and 2005 was approximately $45,000 and zero, respectively.
Inventories. Inventories consist principally of logs, lumber, biomass, mulch and supplies which will be used primarily in the production of electricity in the Company’s Biomass Facility. Biomass inventory consists of organic materials that will be burned in the power generation process. Certain lumber inventory is held for sale to retailers. The Company accounts for inventories in accordance with SFAS No. 151, “Inventory Costs.” Inventories are stated at the lower of cost or market based on the first-in, first-out method. Abnormal amounts of idle facility expense, inefficiencies incurred in inventory procurement, freight, and handling costs are recognized as cost of goods sold as current-period charges and were approximately $3.2 million and $2.0 million during fiscal 2006 and 2005, respectively.
Impairment of Long-Lived Assets. In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. During fiscal 2006 and 2005, no long-lived assets were identified as impaired.
Property and Equipment. Property, plant, and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the underlying assets as indicated below:

Biomass generating facility	30 years
Machinery and equipment	6 years
Office furniture and equipment	3 – 7 years
Vehicles	5 years
Depreciation of the biomass generating facility will commence when the facility is operational, which is expected to occur in fiscal 2008.
Assets purchased through the assumption of capital lease obligations are generally depreciated over the lesser of their estimated useful lives or the term of the lease. Amortization of assets purchased through capital leases is included in depreciation expense. Repairs and maintenance costs are expensed as incurred.
Capitalized Interest. The Company capitalizes interest expense in accordance with SFAS No. 34, “Capitalization of Interest Cost,” and SFAS No. 62, “Capitalization of Interest Cost in Situations Involving Certain Tax-Exempt Borrowings and Certain Gifts and Grants.” The Company capitalizes interest expense associated with the construction of the Biomass Facility, net of the associated interest income associated with tax-exempt borrowings under the Solid Waste Disposal Revenue Bonds, which approximated $215,000 for fiscal 2006. Interest rates on loans entered into in association with the financing of the construction of the Company’s Biomass Facility are used as the basis for the weighted average interest rate for capitalization of interest expense. The Company’s approximately $39.3 million Solid Waste Disposal Revenue Bonds, approximately $1.2 million term loan, and approximately $1.4 million term loan carry interest rates of 4.5%, 4.5%, and 7.2%, respectively. Each of these loans is described more fully in Notes 5, 6, and 7. The resulting weighted average interest rate used in calculating capitalized interest was approximately 4.7% during 2006. Net capitalized interest during the year ended December 31, 2006 includes (in thousands):

Interest cost incurred	$793
Less: interest expensed	389

Capitalized interest cost	$404

Revenue Recognition. The Company currently derives revenues principally from the sale of wood-related products to lumber companies and from forest thinning services.
Revenue from the sale of wood-related products, which includes logs, lumber and mulch and/or waste product is recognized when the material is delivered and title transfers to the buyer.
Revenues from forest thinning services are recognized in accordance with related contract terms. For contracts that provide for payment based on the amount of acreage cleared, revenue is recognized when the U.S. Forest Service has inspected the site and approved billing. For contracts that provide for payment of a contractual amount per ton of biomass material removed, revenue is recognized as the material is removed and weighed.
The Company anticipates future revenues to be derived principally from the delivery of electric power pursuant to PPAs. As of December 31, 2006, the Company has not recognized revenues or produced or sold electricity under these agreements.
Shipping and Handling Fees. Shipping and handling fees are borne and paid directly by the Company’s customers. Shipping and handling costs incurred by the Company in its operations are classified as cost of goods sold.
Stock Based Compensation. SWMP, Renegy, and Renegy Trucking are Arizona limited liability companies with only one class of membership existing for each of the entities. None of the individual companies, or the companies in combination, has stock based compensation plans subject to the provisions of SFAS No. 123(R), “Share-Based Payment.”
Income Taxes. The Company has elected under the Internal Revenue Code to be taxed as a single member LLC, and as such, is considered a disregarded entity. Under those provisions, the Company does not pay federal or state income taxes on its taxable income. Instead, the income of the Company is passed through to its member for taxation.
Impact of Recently Issued Accounting Pronouncements. In July 2006, the FASB issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.” This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement principles for financial statement disclosure of tax positions taken or expected to be taken on a tax return. This interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 is not expected to have a material impact on the Company’s combined financial statements.
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact; if any, the adoption of SFAS No. 157 will have on its combined financial statements.

Note 3. Inventories
Inventories as of December 31, 2006 consist of (in thousands):

Biomass	$3,270
Logs	1,790
Lumber	127
Mulch	40
Supplies	—

Total inventories	$5,227

Note 4. Property, Plant and Equipment
Property, plant and equipment as of December 31, 2006 consists of (in thousands):

Biomass generating facility, construction in progress	$20,668
Machinery and equipment	4,578

Total property, plant and equipment	25,246
Less accumulated depreciation	(1,023)

Property, plant and equipment, net	$24,223

Depreciation expense for the years ended December 31, 2006 and 2005 was approximately $748,000 and $392,000, respectively.
Note 5. Long-Term Debt and Lines of Credit
In January 2005, the Company acquired substantially all the assets of White Mountain Forest Products, L.L.C. in exchange for cash and a $495,000 term loan (“WMFP Term Loan”), payable in twelve monthly installments of principal and interest through January 2006.
During fiscal 2005, the Company had two credit facilities pursuant to a credit agreement with Comerica Bank. The first credit facility represented a $1.0 million revolving line of credit (“Comerica LOC”) with interest payable monthly at the prime interest rate (9.3% at December 31, 2005). The second credit facility represented a $750,000 term loan (“Comerica Term Loan”) with monthly principal payments of $12,500 plus interest at the prime interest rate (9.3% at December 31, 2005). During fiscal 2006, the outstanding balances of these two credit facilities were assumed by Robert M. Worsley, and Comerica Bank released the Company from these liabilities and released all its security interests in the Company and its assets.
During fiscal 2006, the Company issued $39,250,000 of Solid Waste Disposal Revenue Bonds (“ID Bonds”), the terms of which call for principal payable at maturity on July 1, 2037 and which are redeemable at any time by the Company. Interest on these bonds is payable quarterly at a variable rate determined weekly by the remarketing agent (4.0% at December 31, 2006). The ID Bonds are described more fully in Note 6.
The Company has three credit facilities (collectively, the “CoBank Credit Facilities”) with CoBank, ACB (“CoBank”), described as follows:
1.	During fiscal 2006, the Company obtained a $12,001,890 Biomass Facility construction term loan (“SWMP Term Facility”) which converts from a construction loan to a term loan at the commencement of Biomass Facility operations, but no later than April 1, 2008. Interest is payable quarterly at LIBOR plus 2.0% (7.4% at December 31, 2006) through March 2008, LIBOR plus 1.5% through March 2013, and LIBOR plus 1.75% through maturity at January 1, 2014. Principal payments assume the form of quarterly mortgage style payments, beginning in April 2008 and continuing through January 2014.

2.	During fiscal 2006, the Company obtained a $1,492,123 term loan (“Renegy Term Facility”) with interest payable quarterly at a fixed rate of 7.2% through maturity at January 1, 2013. Principal payments assume the form of quarterly mortgage style payments, beginning in April 2008 through January 2013.
3.	The Company has a $500,000 revolving loan (Revolving Loan Facility) with interest payable quarterly at LIBOR plus 2.0% and maturing on April 1, 2026. As of December 31, 2006, the Company has not drawn on this loan.
The CoBank Credit Facilities are secured by all ownership interests in the Company and limited recourse guarantees of Robert M. Worsley and Christi M. Worsley.
During fiscal 2006, pursuant to a security agreement associated with the purchase of two trailers, the Company obtained a $40,226 term loan (“CIT Term Loan”) from the CIT Group / Equipment Financing, Inc. This term loan matures in July, 2009, bears interest at a fixed annual rate of 8.1%, and is payable in twenty-four principal and interest payments of $1,800, plus one payment of $1,000 due at maturity. Payments on this term loan are due only nine times per year; no payments are made in February, March, or April of each year.
The Company’s long-term debt, capital lease obligations, and lines of credit balances as of December 31, 2006 are summarized in the table below (in thousands):

ID Bonds	$39,250
SWMP Term Facility	1,178
Renegy Term Facility	1,370
CIT Term Loan	35

41,833
Less current maturities	(35)

Long-term debt, net of current portion	$41,798

At December 31, 2006, future payments under debt agreements and lines of credit are as follows over each of the next five years and thereafter (in thousands):

2007	$35
2008	1,552
2009	2,151
2010	2,259
2011	2,381
Thereafter	33,455

$41,833

Note 6. Solid Waste Disposal Revenue Bonds and Related Credit Facilities
During fiscal 2006, the Company issued $39,250,000 of Solid Waste Disposal Revenue Bonds (“ID Bonds”) that have principal payable at maturity on July 1, 2037 and which are redeemable at any time by the Company. The ID Bonds have payments of interest at a variable rate determined weekly by the remarketing agent. The ID Bonds are also adjustable at any time by the Company to semiannual payments of interest at a fixed rate determined at the time of adjustment by the remarketing agent. The ID Bonds are secured by an irrevocable direct pay letter of credit (“CoBank Letter of Credit”) issued by CoBank and a confirming irrevocable letter of credit issued by JP Morgan Chase Bank, NA (“Bond Trustee”). CoBank requires that the Company begin repayment of the ID Bonds beginning in year seven and complete pay off by year nineteen.
Pursuant to a credit agreement with CoBank, the key terms of the CoBank Letter of Credit are as follows:
•	$39,250,000 letter of credit securing the ID Bonds; successive two year renewable terms through maturity in approximately January 2026 and repayable within 366 days of draw; fronting fee of 0.375% per annum payable quarterly; interest payable quarterly as follows:
1.	On undrawn portions not cash collateralized, 2.0% through March 2008, 1.5% through March 2013, 1.8% through March 2018, and 2.0% through maturity.
2.	On undrawn portions that are cash collateralized, 50% of the rates for undrawn portions not cash collateralized (1 above).
3.	On drawn portions, LIBOR plus the rates for undrawn portions that are not cash collateralized (1 above).
•	Quarterly mortgage style principal payments to redeem ID Bonds beginning January 2014 through January 2026. Hedging required such that 100% of the notional amount of the Bonds is swapped at closing through maturity (See Note 7).
The Bond Trustee, JP Morgan Chase Bank, NA, has for its benefit, a $39,250,000 confirming letter of credit securing the Bonds. Related fees and interest are included in the costs associated with the CoBank Letter of Credit.
Note 7. Interest Rate Swaps
On September 8, 2006, the Company entered into two floating to fixed interest rate swap agreements related to construction project debt that economically fixes the interest rate on adjustable-rate revenue bonds and a term loan, to which the related debt is described in Notes 5 and 6. The fair value of the Company’s interest rate swap agreements is the estimated amount the Company would receive or pay to terminate the agreement based on the net present value of the future cash flows as defined in the swap agreements. As of December 31, 2006, the Company’s liability, measured at fair value, related to these swap agreements was $3,524,622. These swap agreements are summarized as follows:

	SWAP 1	SWAP 2

Notional amount	$39,250,000	$4,942,445
Trade date	9/8/2006	9/8/2006
Termination date	1/2/2026	1/2/2014
Benchmark rate hedged	Muni Bond Index Rate (BMA)	3 Month LIBOR
Item description	Designated Bond	Designated Loan
Fixed rate	4.5%	5.2%
Fair value at December 31, 2006	($3,472,161)	($52,461)
These interest rate swaps do not qualify for accounting treatment as cash flow hedges under SFAS No. 133, as the Company did not make that election at inception of the interest rate swap agreements. Therefore, changes in their fair values are recognized in other income and expense in the Combined Statements of Operations. The Company recognized approximately $3.5 million in expenses related to the change in fair value of the interest swaps in fiscal 2006.

Note 8. Commitments and Contingencies
The Company has a ten-year commitment beginning September 1, 2006, with annual renewal options, to operate the Heber, Arizona, Green Waste site. The Company receives $2,500 per month to operate the site and is able to utilize waste materials (at no charge) to produce biomass that will be burned in the power generation process.
The Company owes the Abitibi Consolidated Sales Corp. $500,000 for the use of the power facility substation, within one month after the completion of the Biomass Facility, but no later than January 1, 2008.
The Company is obligated, pursuant to several contracts primarily with the U.S. Forest Service, to purchase, cut, and remove timber from various forests. Certain contracts require the payment of a stumpage fee for the right to remove organic materials, to be paid per each one hundred cubic feet. Other contracts stipulate a subsidy to be paid per acre or per ton by the U.S. Forest Service for the removal and thinning of U.S. Forest Service lands and have definitive commitments as to the timing of services to be rendered.
Pursuant to the CoBank credit agreements, the Company must maintain a 2.5 year supply of biomass fuel.
The Company is subject to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, management does not believe the outcome of any of these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows.
Note 9. Major Suppliers
The Company received a substantial portion of its supplies from eight vendors for the years ended December 31, 2006 and 2005. Payments to these vendors totaled approximately $2.1 million and $1.0 million, respectively.
Note 10. Related Party Transactions
Use of Assets. The Company utilized assets (at no charge) owned by persons who control the Company or entities that are under common ownership and control with the Company as follows:
•	An office building in Mesa, Arizona owned by New Mexico and Arizona Land Co., LLC, used for corporate offices.
•	A barn near Holbrook, Arizona, owned by NZ Milky Ranch, LLC, used to store power plant equipment.
•	A lodge near Heber, Arizona, owned by NZ Legacy Ranch, LLC, used for lodging and entertainment.
•	A home office in Mesa, Arizona owned by Robert and Christi Worsley, used as a corporate office.

Use of Labor. The Company utilized (at no charge) the services of employees of NZ Legacy Ranch, LLC for cleaning of Company buildings.
Executive Time. No salary has been charged to the Company for the time and services provided by Robert M. Worsley, beneficial owner of the Company, in his role as Company president.
Company Expenses. Several Company costs were paid by entities under common ownership and control with the Company, expensed on the Company’s books at cost, and treated as contributions to member’s equity. These costs include:
•	Payroll expenses for certain Company employees paid by NZ Legacy Ranch, LLC.
•	Legal fees paid by NZ Legacy Ranch, LLC.
•	Travel, meals, and entertainment paid by NZ Legacy Ranch, LLC.
•	Interest charges paid by NZ Trust, LLC.
Comerica Bank Credit Facility. As of September 8, 2006, in connection with the Company obtaining credit with CoBank, Robert Worsley assumed responsibility for satisfying the Company’s credit obligations with Comerica Bank. Comerica Bank released the Company from these liabilities and released all its security interests in the Company and its assets. The Company reclassified $1,638,000, including $638,000 from long-term debt and $1,000,000 from lines of credit, to member’s equity during fiscal 2006.
Note 11. Capital Transactions
In October 2004, the now single owner of the Company acquired a 75% ownership interest in SWMP for a purchase price of $37,000 in cash. In April 2005, the owner acquired the remaining 25% ownership interest in SWMP for a purchase price of $500,000 in cash. All membership interest resulting from these transactions is included in its parent, Stone Axe Power Ranch, LLC, which is 100% owned by New Mexico and Arizona Land Company, LLC, all of whom are under common control of the owner.
Note 12. Acquisitions
In January 2005, the Company acquired substantially all the assets of White Mountain Forest Products, L.L.C. for a purchase price of $550,000 including $55,000 cash at closing plus $495,000 payable in twelve monthly installments of principal and interest through January 2006. Allocation of the purchase price included $510,000 to equipment and $40,000 to log inventory and timber.
Note 13. Subsequent Events
On January 1, 2007, the Company acquired substantially all the assets of Ponderosa Trucking, Inc. (“Ponderosa”) for a purchase price of $249,000, which approximated the fair value of the net assets acquired. Payment of the purchase price included $25,000 cash at closing, a $224,000 note payable to Ponderosa, and assumption of four capital lease obligations with a present value amount of $178,000. The note is payable in 48 monthly installments of principal plus interest imputed at 3.6%. The capital lease obligations include monthly installments with interest imputed at 8.0%.

On May 8, 2007, the Company entered into a contribution and merger agreement whereby the Company will combine with Catalytica Energy Systems, Inc. into a new holding company, named Renegy Holdings, Inc., which will own the Company and Catalytica Energy Systems, Inc. The proposed ownership ratios under the merger agreement did not change from the nonbinding Summary of Terms described above, and the Company will own approximately 58.5% of the outstanding stock of Renegy Holdings, Inc. and will acquire warrants to purchase up to an additional 11.5% of Renegy Holdings, Inc. at an exercise price of $2.34 per share. The proposed merger agreement is currently anticipated to be completed in the third quarter of 2007. The transaction is subject to the satisfaction of certain closing conditions, including majority stockholder approval and the required consents of various third parties.
On April 15, 2007, the wood chip piles located adjacent to the Snowflake plant site caught fire. This fire resulted in a loss of approximately 21,000 tons of wood chips. The total claim to the insurance company was approximately $663,000, which included the cost of the lost inventory in addition to the costs incurred with fighting the fire. The claim has been settled with the insurance company at approximately $361,000.
On June 6, 2007, the wood chip piles again caught fire. This fire resulted in a loss of approximately 15-18 months of the Company’s total wood fuel supply and caused damage to certain equipment. The Company expects insurance will cover all of the loss of the wood fuel supply and will reimburse all of the costs and expenses resulting from the fire. However, the claim is currently pending and there can be no assurance that it will be paid in full or at all. Approximately one year’s worth of wood fuel remains in storage after the fire.